UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 19, 2011

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)  (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 19, 2011, Blue Earth, Inc. (the “Company”) entered into a Finance Agreement with US Energy Affiliates, Inc. (“USEA”).  USEA is a finance company specializing in financing energy efficiency retrofit upgrades with a successful history of financing small businesses, such as gas stations with convenience stores, small hotels/motels and other small businesses.  Pursuant to the terms of the Finance Agreement USEA received 125,000 shares of restricted common stock of the Company, valued at an aggregate amount of $188,750 or $1.51 per share of common stock, the ten-day average closing price at the time of negotiations, in exchange for exclusivity in California through September 30, 2012.  Exclusivity shall automatically be extended by meeting certain agreed upon performance criteria.  USEA will continue to provide financing for the Company’s energy efficiency and alternative energy projects in all market sectors throughout the U.S and Canada even if exclusivity for California ends.  Following the exclusivity term, on a non-exclusive basis, USEA has agreed to finance Company projects throughout the United States and Canada, in all market sectors subject to certain USEA lending criteria.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit Number	Description

10.01	Finance Agreement, dated as of December 19, 2011, by and between Blue Earth, Inc. and US Energy Affiliates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2011	BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: CEO